UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2011

WIDEPOINT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18W100 22nd Street, Suite 104, Oakbrook Terrace, Illinois	60181
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:  (630) 629-0003

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” is incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 5, 2011, WidePoint Corporation and its subsidiaries (the “Company”) entered into a Debt Modification Agreement with Cardinal Bank (the “Debt Modification Agreement”).  The Debt Modification Agreement sets forth the agreement of the parties to amend the Commercial Loan Agreement with Cardinal Bank, which agreement provides for a $5,000,000 revolving credit facility from Cardinal Bank to the Company.

The Debt Modification Agreement extends the repayment date of the revolving credit facility from September 30, 2011 to December 31, 2012 and provides that advances under the revolving credit facility will bear interest at a variable rate equal to the Wall Street Journal prime rate plus 0.5% with a floor rate of 3.75%.

The description of the Debt Modification Agreement set forth above is qualified by reference to the Debt Modification Agreement filed herewith as Exhibit 10.1, which Exhibit is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	10.1	Debt Modification Agreement between WidePoint Corporation and its subsidiaries and Cardinal Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

/s/ James T. McCubbin
Date: October 11, 2011	James T. McCubbin
Vice President and Chief Financial Officer